                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT



                                 BY AND BETWEEN



                                  RAJYABIOTICS



                                       AND



                                DR. HARRY HIXSON

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between RajyaBiotics, a California corporation (the "Company"), and Dr. Harry Hixson ("Executive"), effective as of the Closing Date of the Company's Series A financing (each as defined below). The Company and Executive are hereinafter collectively referred to as the "Parties," and may individually be referred to as a "Party."

                                    RECITALS

         A. The Company desires assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement.

         B. Executive desires to be in the employ of the Company and is willing to accept such an employment on the terms and conditions set forth in this Agreement.

         C. The Company and Executive hereby acknowledge that the terms and conditions set forth in this Agreement will only become effective and deemed to govern Executive's employment with the Company on the date upon which the Company's Series A financing closes ("Closing Date") pursuant to the terms contemplated by the Summary of Terms attached hereto as Exhibit A ("Series A Financing").

                                    AGREEMENT

         In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.       EMPLOYMENT.

         1.1 The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement beginning on the Closing Date.

         1.2 Executive shall be the Chief Executive Officer and Chairman of the Board of Directors ("Board").

         1.3 Executive shall have the normal responsibilities, duties and authorities associated with the positions of Chief Executive Officer and Chairman of the Board, provided, however, that at all times during his employment Executive shall be subject to the direction and policies from time to time established by the Board. Executive's position will be deemed a full-time position and Executive will be expected to allocate a number of hours per week to the Company's business equal to the hours normally allocated by a Chief Executive Officer and Chairman of the Board in a similarly situated company.

         1.4 Unless the Parties otherwise agree in writing, prior to Executive's termination in accordance with this Agreement, Executive shall perform the services he is required to perform pursuant to this Agreement, reporting to the Company's principal executive offices in San Diego, California; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.

2.       LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

         2.1 During his employment by the Company, Executive shall devote his full energies, interest, abilities and productive time to the proper and efficient performance of his duties under this Agreement. The foregoing shall not preclude Executive from engaging in civic, charitable or religious activities which will not present any direct conflict of interest with the Company or affect the performance of Executive's duties hereunder.

         2.2 During his employment by the Company, Executive shall not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise directly compete with the products or proposed products or methods of the Company.

         2.3 Ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 2.

3.       COMPENSATION OF EXECUTIVE.

         3.1 The Company shall pay Executive a base salary of Two Hundred and Forty Thousand Dollars ($240,000.00) per year ("Base Salary"), payable in regular periodic payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year. Executive's Base Salary shall be subject to annual review and thereafter Executive shall be entitled to such increase in Base Salary as the Board may determine from time to time.

         3.2 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

         3.3 Executive shall, in the discretion of the Board and in accordance with Company policy, be entitled to participate in benefits under any employee benefit plan or arrangement made available by the Company now or in the future to its executives and key management employees, including four weeks of annual vacation.

         3.4 The Board shall, in its sole discretion, award to Executive an annual bonus of up to thirty-five percent (35%) of Executive's Base Salary upon Executive's completion of specific measurable goals as mutually agreed upon by the Board and Executive within ninety (90) days of

                                       2.

the Effective Date and thereafter within ninety (90) days of the commencement of each fiscal year.

         3.5 The Company agrees that any unvested shares (the "Unvested Shares") of the One Million Three Hundred Forty Thousand (1,340,000) shares of the Company's Common Stock (the "Shares") previously issued to Executive pursuant to the Restricted Stock Purchase Agreement, dated April 3, 1998, attached hereto as Exhibit B (the "Restricted Stock Purchase Agreement") shall vest on a monthly basis following the Closing Date at a rate equal to the product of (i) the number of Unvested Shares and (ii) 0.208.

         3.6 Executive shall be entitled to receive reimbursement of all reasonable travel and other business expenses incurred by Executive in performing Company services, including expenses related to travel, parking and business meetings. Such expenses shall be accounted for in accordance with the policies and procedures established by the Company.

4. TERMINATION BY COMPANY. Executive's employment with the Company may be terminated by the Company under the following conditions:

         4.1 TERMINATION ON DEATH OR DISABILITY. This Agreement shall terminate without notice upon Executive's death or upon Executive's Major Disability (as defined in Section 4.1.1) for a period of 120 consecutive days, or for 180 days in the aggregate in any 365-day period.

             4.1.1 The term "Major Disability" as used in this Agreement shall mean the inability of Executive to properly perform the essential functions of Executive's positions of Chief Executive Officer or Chairman of the Board by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board and approved by the Executive, which approval shall not be unreasonably withheld, determines to have incapacitated Executive from properly performing such essential functions. Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Major Disability for purposes of this Agreement.

         4.2 TERMINATION FOR CAUSE. The Company may terminate Executive's employment under this Agreement for cause ("Cause") by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 11 below.

         Grounds for the Company to terminate this Agreement for Cause shall be limited to the occurrence of any of the following events:

             4.2.1 The willful failure, neglect or refusal by Executive to perform his duties pursuant to Section 1.3 or Section 2.1, which failure is not remedied within a reasonable period of time after written notice from the Company.

                                       3.

             4.2.2 Executive's engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or which violates any provision of Section 8 of this Agreement;

             4.2.3 Executive's commission of any fraud against the Company or use or appropriation for his personal use or benefit of any material properties or funds of the Company not authorized by the Board to be so used or appropriated; or Executive's conviction of any crime involving dishonesty or moral turpitude.

             4.2.4 Conduct by the Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve in Executive's position.

         4.3 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without cause ("Without Cause") upon delivery of written notice to the Executive at any time, which shall specify the effective date of termination at any time. Any notice of termination given pursuant to this
Section 4.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month on which such notice is delivered or deemed deliverable as provided in Section 11 below.

5.       VOLUNTARY TERMINATION BY EXECUTIVE.

         5.1 Executive may terminate his employment voluntarily by giving the Company ninety (90) days advance notice in writing, at which time the provisions of Section 6.2 shall apply; provided, however, that the provisions of Section
6.3.2 shall apply if Executive voluntarily terminates his employment as a result of Constructive Termination (as defined in Section 7.3 hereof).

6.       COMPENSATION UPON TERMINATION.

         6.1 DEATH OR DISABILITY.

             6.1.1 BY DEATH. Upon termination of Executive's employment in the event of death, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any Accrued Compensation. In addition, Executive's beneficiaries or his estate, as the case may be, shall be entitled to the accelerated vesting of one-half of all Shares or stock options held by Executive which are unvested as of the date of Executive's death. The Company shall thereafter have no further obligations to Executive under this Agreement. The term "Accrued Compensation" as used in this Agreement shall mean, to the date of the termination of Executive's employment with the Company, any accrued Base Salary, any bonus compensation to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder.

             6.1.2 BY DISABILITY. Upon termination of Executive's employment in the event of Major Disability, the Company shall pay to Executive all Accrued Compensation, and shall continue to pay to Executive his Base Salary until such time (but not more than ninety (90) days


                                       4.

following termination), as Executive shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company, if any. In addition, Executive shall be entitled to the accelerated vesting of one-half of all Shares or stock options held by Executive which are unvested as of the date of Executive's Major Disability. The Company shall thereafter have no further obligations to Executive under this Agreement.

         6.2 FOR CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE. If Executive's employment shall be terminated by the Company for Cause or voluntarily by Executive, the Company shall pay Executive his Accrued Compensation and the Company shall thereafter have no further obligations to Executive under this Agreement.

         6.3 WITHOUT CAUSE.

             6.3.1 TERMINATION WITHIN ONE YEAR OF CLOSING DATE. If Executive's employment shall be terminated by the Company Without Cause within one year of the Closing Date, the Company shall pay Executive his Accrued Compensation. The Company shall thereafter have no further obligations to Executive under this Agreement.

             6.3.2 TERMINATION ONE YEAR OR LATER FOLLOWING CLOSING DATE. If Executive's employment shall be terminated by the Company Without Cause or as a result of Constructive Termination (as defined in Section 7.3 hereof) one year or later following the Closing Date, then upon Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit C), Executive shall be entitled to the following: (i) continuation of Executive's base salary for six months from the date of termination with such base salary continuation to be at the rate of Executive's then current base salary in effect as of the date of termination, (ii) in the event the Shares or any stock options held by Executive have not yet vested in their entirety, the vesting of the Shares or options shall be accelerated such that the number of Shares or options vested shall equal the number of Shares or options that would have vested if the Executive had remained an employee for an additional six months, (iii) continuation of Executive's (and if applicable, Executive's dependents') participation in any group health insurance plan or plans maintained by the Company for six months from the date of termination under COBRA, (iv) if employment terminates during the second half of the Company's fiscal year, a lump-sum payment equal to a pro rata portion of the Executive's actual annual cash bonus for the preceding year, based on the number of completed months of Executive's employment in the year of termination, and
(v) all Accrued Compensation.

         6.4 NO MITIGATION. Executive shall not be required to mitigate the amount of any payment contemplated by this Section 6 (whether by seeking new employment or in any other manner).

7.       CHANGE IN CONTROL.

         7.1 A "Change in Control" of the Company shall be deemed to have occurred if and when:

                 (a) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or


                                       5.

reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting equities of the Company immediately prior to such transactions;

                 (b) The Company sells all or substantially all of its assets to any other corporation or other legal person and thereafter, less than 50% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

                 (c) There is a report filed after the date of this Agreement on
Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 50% or more of the combined voting power of the then-outstanding voting securities of the Company;

                 (d) The Company shall file a report with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-X thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                 (e) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

         7.2 If within eighteen (18) months following the occurrence of a Change in Control Executive is terminated Without Cause, or a Constructive Termination (as defined in Section 7.3 hereof) occurs, then upon Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit C), Executive shall receive the following: (i) in one lump sum payment, Executive's base salary for six months at the rate of Executive's then current base salary in effect as of the date of termination,
(ii) accelerated vesting of any unvested Shares or stock options held by Executive, (iii) continuation of Executive's (and if applicable, Executive's dependents') participation in any group health insurance plan or plans maintained by the Company for six months from the date of termination under COBRA, (iv) if employment terminates during the second half of the Company's fiscal year, a lump-sum payment equal to a pro rata portion of the Executive's actual annual cash bonus for the preceding year, based on the number of completed months of Executive's employment in the year of termination, and (v) all Accrued Compensation.

         7.3 For the purposes of this Agreement, a "Constructive Termination" shall be deemed to have occurred if Executive's responsibilities and compensation are diminished by any of the following actions without Executive's written consent:

                                       6.

                 (a) the assignment to Executive of any duties or responsibilities which result in any diminution or adverse change of Executive's position, status or circumstances of employment; or any removal of Executive from or any failure to re-elect Executive to any of such positions, including, but not limited to, Executive's membership on the Board, except in connection with termination of his employment for death, disability, retirement, fraud misappropriation, embezzlement (or any other occurrence which constitutes Cause, as defined in Section 4.2 herein) or any other voluntary termination of employment by Executive;

                 (b) a selective reduction by the Company in Executive's annual Base Salary by greater than five percent (5%);

                 (c) a relocation of Executive, or the Company's principal executive offices if Executive's principal office is at such offices, to a location more than forty (40) miles from the location at which Executive is then performing his duties, except for an opportunity to relocate which is accepted by Executive in writing;

                 (d) any material breach by the Company of any provisions of this Agreement; or

                 (e) any failure by the Company to obtain the assumption of this Agreement by any successor or assigns of the Company.

         7.4 NO MITIGATION. Executive shall not be required to mitigate the amount of any payment contemplated by this Section 7 (whether by seeking new employment or in any other manner).

         7.5 CERTAIN REDUCTIONS IN PAYMENTS.

             7.5.1 In the event that any payment received or to be received by Executive pursuant to this Agreement ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 7.5.1 subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of Section 7.5.2 hereof, such Payment shall be reduced to the largest amount which Executive, in his discretion, determines would result in no portion of the Payment being subject to the Excise Tax. The determination by Executive of any required reduction pursuant to this
Section 7.5.1 shall be conclusive and binding upon the Company. The Company shall reduce a Payment in accordance with this Section 7.5.1 only upon written notice by Executive indicating the amount of such reduction, if any. If the Internal Revenue Service (the "IRS") determines that a Payment is subject to the Excise Tax, then Section 7.5.2 hereof shall apply, and the enforcement of
Section 7.5.2 shall be the exclusive remedy to the Company for a failure by Executive to reduce the Payment so that no portion thereof is subject to the Excise Tax.

             7.5.2 If, notwithstanding any reduction described in Section 7.5.1 hereof (or in the absence of any such reduction), the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of a Payment, then Executive shall be obligated to pay back to the Company, within 30 days after final IRS determination, an amount of the Payment equal to the "Repayment Amount." The Repayment Amount with respect to a Payment shall be the smallest


                                       7.

such amount, if any, as shall be required to be paid to the Company so that Executive's net proceeds with respect to any Payment (after taking into account the payment of the Excise Tax imposed on such Payment) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to a Payment shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Payment. If the Excise Tax is not eliminated pursuant to this Section 7.5.2, Executive shall pay the Excise Tax.

8.       CONFIDENTIAL INFORMATION; NONSOLICITATION.

         8.1 Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, methods, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the Company (hereinafter referred to as "Confidential Information"). Executive will at all times regard and preserve as confidential such Confidential Information obtained by Executive from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company. As a condition of this Agreement, Executive will continue to be bound by the Employee Proprietary Information and Inventions Agreement, previously executed by Executive, a copy of which is attached as Exhibit D.

         8.2 While employed by the Company and for one (1) year thereafter, Executive agrees that, in order to protect the Company's confidential and proprietary information from unauthorized use, Executive will not, either directly or through others, solicit or attempt to solicit (i) any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or (ii) the business of any customer, vendor or distributor of the Company which, at the time of termination or one (1) year immediately prior thereto, was listed on the Company's customer, vendor or distributor list.

9. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10. ASSIGNMENT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

                                       8.

11. NOTICES. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:                 RajyaBiotics
                                            Biology Department
                                            San Diego State University
                                            5500 Campanile Drive
                                            San Diego, California 92182-4614

         With a copy to:                    Frederick T. Muto, Esq.
                                            Cooley Godward LLP
                                            4365 Executive Drive, Suite 1100
                                            San Diego, California 92121

         If to Executive:                   Dr. Harry Hixson
                                            8518 Ruette Monte Carlo
                                            La Jolla, California 92037

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

12. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without regard to the conflict of laws provision thereof.

13. INTEGRATION. This Agreement contains the complete, final and exclusive agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties.

14. AMENDMENT. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

15. WAIVER. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier in claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

16. SEVERABILITY. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

                                       9.

17. INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has consulted with, his own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

18. REPRESENTATIONS AND WARRANTIES. Executive represents and warrants that, to the best of Executive's knowledge, he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

19. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

20. PARTICIPATION IN SERIES B FINANCING. Executive shall have the right to purchase up to $250,000 of the Company's Series B Preferred Stock at the time and on the same terms and conditions offered to other purchasers of such Series B Preferred Stock.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      10.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                      THE COMPANY:

                                      RAJYABIOTICS



                                      By: /s/ JUDITH W. ZYSKIND
                                          -------------------------------------
                                          Judith W. Zyskind, Ph.D.
                                          President


                                      EXECUTIVE:



                                          /s/  HARRY HIXSON
                                          -------------------------------------
                                          Dr. Harry Hixson


                                      11.

                                    EXHIBIT A


                                SUMMARY OF TERMS


                                      12.

               SUMMARY OF TERMS FOR PROPOSED PRIVATE PLACEMENT OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                    8-NOV-97

Issuer:                                  RajyaBiotics (the "Company"), a California Corporation

Investors:                               Enterprise Partners, Johnson & Johnson Development
                                         Corporation, Mayfield Fund

Amount of Investment:                    $3 Million, as set forth in Exhibit I

Closing Date:                            The investment closing shall take place in two traunches. The first traunch of $300K will occur within one month of this Term Sheet being accepted. The second traunch will be invested subject to meeting the milestones listed below within the first four months of the signing of this Term Sheet.

Milestones to Second Traunch:      a.    Proof of concept completed to demonstrate that the Company's method can identify many essential genes in at least one bacterial organism
                                   b.    Initial proof of concept completed to demonstrate that the Company's method can identify at least one essential gene in a fungi
                                   c.    Patent(s) filed covering the method and essential genes identified to date
                                   d.    Experienced biopharmaceutical executive acceptable to the Investors agrees to join the Company in the position of VP of Business Development, VP of
                                         R&D, or CEO
                                   e.    License Agreement acceptable to the investors signed with San Diego State
                                         University.
                                   f.    R&D and patent strategy developed for mammalian applications of the technology.
                                   g.    Thorough patentability and patent infringement searches completed.

Services from Forge Medical        a.    Help recruit an experienced biopharmaceutical executive
Ventures:                          b.    Put in place the basic mechanics for the company (includes bank accounts, payroll services, employee benefits)
                                   c.    Complete an initial business model proforma projection and a review of competitors and high throughput screening technologies
                                   d.    Coordinate patent searches
                                   e.    Assist in negotiation of License Agreement with San Diego State University

Type of Security:                        Series A Convertible Preferred Stock ("Series A")

                                      1.

Number of Series A Shares:               4,812,500

Price per Share for Series A:            $.66 ("Original Series A Purchase Price")

Post Series A Investment Capital         See Exhibit I
Structure:

Bridge Loan:                             Upon acceptance of this Term Sheet, a $100,000 bridge loan will be provided by investors within one week and upon the signing of a term sheet acceptable to the Investors between the Company and San Diego State University (SDSU)
                                         for license of the technology and for monthly rental of laboratory space at
                                         SDSU, the Investors will provide additional bridge financing in the form of a $300,000 loan to fund the Company through achievement of the milestones listed above in "Milestones to Investment"; each Investor to provide its share pro rata as provided on Exhibit I.  The Note will bear 8% simple interest and the Note and interest will convert into Series A at closing.
                                         If, for whatever reason, the Series A financing is not consummated, the Note and interest will be repaid over one year in quarterly installments following the Company's receipt of at least $2 million in equity financing
                                         (Total bridge loan:  $400,000).

Dividend Provisions:                     The Series A Preferred (the "Preferred Stock") will be entitled to receive non-cumulative dividends of $0.08 (8%) per share of Series A in preference to any dividend paid on any other shares of capital stock, when and if any such dividends are declared by the Board.  The holders of Preferred Stock shall also be entitled to participate on a pro rata basis in any dividends paid on the Common Stock.

Liquidation Preference:                  In the event of liquidation or winding up of the Company, the holders of
                                         Preferred Stock will be entitled to receive in preference to the holders of
                                         Common Stock ("Common") an amount per share ("Liquidation Amount") equal to the Original Series A Purchase Price plus any dividends declared on the
                                         Preferred Stock but not paid.  After the payment of the Liquidation Amount to the holders of Preferred Stock, the remaining assets shall be distributed pro rata to the holders of Preferred Stock and Common Stock.  A merger, acquisition, sale of voting control or sale of substantially all the assets of the Company in which the stockholders do not hold a majority of the outstanding shares of the surviving corporation will be treated as a
                                         Liquidation.

                                       2.

Conversion:                              A holder of Preferred Stock will have the right to convert the Preferred
                                         Stock, at the option of the holder, at any time, into shares of Common
                                         Stock.  The number of shares of Common Stock into which the Series A may be converted will be equal to the number of shares of Preferred Stock being converted multiplied by a fraction, the numerator of which is the Original
                                         Series A Purchase Price, and the denominator of which is the conversion price.  The initial conversion price will be subject to adjustment as provided in the Antidilution Provision paragraph below.

Antidilution Provisions:                 The conversion price will initially be $.66 for Series A.  The conversion price will be automatically adjusted proportionately for stock splits, stock dividends, recapitalizations, and similar circumstances and will be subject to a weighted-average adjustment (based on the outstanding shares of Common
                                         Stock and Preferred Stock) to reduce dilution in the event the Company issues additional equity securities at a price lower than Series A (other than the reserved employee shares on Exhibit I)

Voting Rights:                           Except with respect to election of directors and certain protective provisions, the holders of Preferred Stock will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock.

Protective Provisions:                   Consent of the holders of a majority of the Preferred Stock will be required for (i) any sale by the company of substantially all of its assets, (ii) any
                                         Liquidation, (iii) any redemption of Common Stock (other than in connection with the termination of services), (iv) any amendments to the certificate of incorporation or bylaws of the Company adversely affecting the Preferred
                                         Stock, or (v) any amendment that increases or decreases the authorized number of shares of Preferred Stock or Common Stock or that creates any new class or series having rights, preferences or privileges senior to or on a parity with the Preferred Stock or (vi) any increase or decrease in the authorized size of the Board of Directors.

Reserved Shares:                         The Company currently has, or may in the future have, up to the number of shares of Common indicated as "Reserved Shares" on Exhibit I for issuance on the exercise of options. Such Reserved Shares will be issued from time to time.

                                       3.

Founder Vesting:                         The outstanding Common Stock currently held by Judith Zyskind and
                                         Allyn Forsyth (the "Founders") will be subject to vesting terms, provided that the Founders shall be credited with vesting of 20% of their ownership as of the Closing, with their remaining unvested shares to vest monthly over four years.

Information Rights:                      So long as any of the Preferred Stock is outstanding, the Company will deliver to each Investor audited annual, quarterly, and monthly financial statements, annual budgets, and other information reasonably requested by such Investor.

Registration Rights:                     The rights and provisions for registration will conform to standard venture capital deals.

Right of First Refusal:                  Investors shall have the right in the event the Company proposes to offer equity securities to any person (other than securities issued pursuant to employee benefit plans or pursuant to acquisitions) to purchase their PRO
                                         RATA portion of such shares.  Any securities not subscribed for by an eligible Investor may be reallocated among the other eligible Investors.
                                         Such right of first refusal will terminate upon a public offering.

Expenses                                 The Company shall bear its own legal and other expenses with respect to the transaction. Assuming a successful completion of the transaction, the
                                         Company will pay the reasonable actual legal fees of the Investor's counsel, not to exceed $15,000.

Use of Proceeds:                         The use of proceeds from the Bridge Loan shall be as outlined in
                                         Exhibit II. A budget detailing use of proceeds from the sale of Series A shall be completed prior to the second traunch.

Board Representation:                    The Board will initially be composed of up to six directors.  The board will initially be composed of one member to be elected by the Common shareholders
                                         (which will be reserved for the CEO).  The Preferred shareholders from
                                         Series A will hold three seats, one from Enterprise Partners, one from
                                         Johnson & Johnson Development Corporation, and one from Mayfield Fund.  Two directors will be selected to serve at the mutual agreement of the common and preferred shareholders with Judith Zyskind to be named to one of these seats.

Stock Vesting                            Except as otherwise approved by the Board, stock options issued to all but the Founders shall be subject to vesting over four years as follows: 25%
                                         will be vested after one year with the remaining vesting on a monthly basis.
                                         The vesting terms of all stock and stock equivalents issued by the Company shall be approved by the Board.

                                       4.

Co-Sale Agreement                        The shares of the Company's securities held by the Founders shall be made subject to a co-sale agreement (with certain reasonable exceptions) with the
                                         Investors such that such person may not sell, transfer or exchange his stock unless each holder of Series A has an opportunity to participate in the sale on a PRO RATA basis.  This right of co-sale shall not apply to and shall terminate upon an IPO.

Restrictions on Sale:                    The Company shall have a right of first refusal on all transfers of
                                         Common Stock subject to standard exceptions. This restriction on sales shall not apply to and shall terminate upon an IPO.

Acknowledged and Agreed by:


                                         /s/ JUDITH W. ZYSKIND
                                         ------------------------------------------------------------
                                         Judith W. Zyskind, Ph.D., President, RajyaBiotics


                                         /s/ WENDE S. HUTTON
                                         ------------------------------------------------------------
                                         Wende S. Hutton, General Partner, Mayfield Fund


                                         ------------------------------------------------------------
                                         Brad Vale, DVM, Ph.D., Vice President, Johnson & Johnson
                                           Development Corporation


                                         /s/ ANDREW E. SENYEI
                                         ------------------------------------------------------------
                                         Andrew E. Senyei, M.D., General Partner, Enterprise Partners


                                       5.

                                    EXHIBIT I
                   POST SERIES A INVESTMENT CAPITAL STRUCTURE

                                                                        SHARES                PERCENT
                                                                ----------------------- --------------------
          Judith Zyskind                                               1,050,000                12.54%
          Allyn Forsyth                                                  350,000                 4.18%
                                                                ----------------------- --------------------
                   Subtotal Founders                                   1,400,000                16.72%

          Management Pool
                   Includes:
                   Unassigned Shares                                   2,428,425                29.00%
                   San Diego State                                          -                    0.00%
                   Advisory Board Members                                   -                    0.00%
                   Company Employees                                        -                    0.00%
                   David Coats                                              -                    0.00%
                   Other Technology                                         -                    0.00%
                                                                ----------------------- --------------------
                   Subtotal Management Pool                            2,428,425                29.00%

          Cumulative Subtotal                                          3,828,425                45.72%

          Investors:
          Enterprise Partners                                          1,515,152                18.09%
          J&J Development Corp.                                        1,515,152                18.09%
          Mayfield Fund                                                1,515,152                18.09%
                                                                ----------------------- --------------------
                   Subtotal:  Investors                                4,545,456                54.28%

          Total Fully Diluted                                          8,373,881               100.00%


                                       6.

                                    EXHIBIT B


                       RESTRICTED STOCK PURCHASE AGREEMENT


                                       1.

                                  RAJYABIOTICS

                       RESTRICTED STOCK PURCHASE AGREEMENT

         THIS RESTRICTED STOCK PURCHASE AGREEMENT, dated as of the 3rd day of April 1998 (the "Agreement"), is by and between RAJYABIOTICS, a California corporation (the "Company"), and Dr. Harry Hixson ("Purchaser").

         WHEREAS, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

         WHEREAS, the issuance of Common Stock hereby is in connection with a compensatory benefit plan for the employees, directors, officers, advisers or consultants of the Company and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         NOW, THEREFORE, IT IS AGREED between the parties as follows:

         1. PURCHASE AND SALE OF COMMON STOCK. Purchaser hereby agrees to purchase from the Company and the Company agrees to sell, an aggregate of One Million Three Hundred and Forty Thousand (1,340,000) shares of the Common Stock of the Company (the "Shares") at $0.001 per share (the "Purchase Price"), for an aggregate purchase price of $1,340.00, payable as follows:

         Cash ........................................................$1,340.00

         The closing hereunder, including payment for and delivery of the Shares shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

         2. REPURCHASE OPTION

            (a) In the event Purchaser's employment with the Company is terminated, whether pursuant to the Employment Agreement between Purchaser and the Company, dated April 3, 1998 (the "Employment Agreement") or any amendments thereto, or otherwise, by reason of Cause or Without Cause (as such terms are defined in the Employment Agreement), then the Company shall have an irrevocable option (the "Repurchase Option"), for a period of ninety (90) days after said termination to repurchase from Purchaser or Purchaser's personal representative, as the case may be, at the Purchase Price, the Shares which have not vested under the provisions of Sections 2b, 2c and 2d below as of such termination date.

            (b) One hundred percent (100%) of the Shares shall initially be subject to the Repurchase Option. Thereafter, the Shares shall vest and be released from the Repurchase Option on a monthly basis with the number of Shares released for each elapsed full month following the Vesting Commencement Date (as set forth on the signature page to this


                                       1.

Agreement) equal to the product of (i) 1,340,000 and (ii) 0.016. As a result of the foregoing vesting, all of the Shares shall be released from the Repurchase Option on or before the five year anniversary of the Vesting Commencement Date. Upon the closing of the Company's Series A financing (the "Series A Closing") contemplated by the Summary of Terms, attached hereto as Exhibit A, the then unvested Shares (the Unvested Shares") shall vest and be released from the Repurchase Option on a monthly basis with the number of Shares released for each elapsed full month following the Series A Closing equal to the product of (i) the number of Unvested Shares and (ii) 0.208. As a result of the foregoing, vesting shall continue until all Shares have vested or four years have elapsed, whichever is shorter.

            (c) In the event the Employment Agreement is terminated by the Company Without Cause subsequent to the Series A Closing, vesting shall be accelerated such that an additional number of Shares shall be released from the Repurchase Option equal to the number of Shares which would have been released had Purchaser remained employed for an additional six months.

            (d) In the event the Employment Agreement is terminated by the Company due to the death or the Major Disability (as defined in the Employment Agreement) of Purchaser subsequent to the Series A Closing, fifty percent (50%) of the Shares then subject to the Repurchase Option shall be released from the Repurchase Option.

         3. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in
Section 16a. Such notice shall identify the number of Shares to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth in Section 2a above. The Company shall be entitled to pay for any Shares purchased pursuant to its Repurchase Option at the Company's option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Shares), or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Shares being repurchased by the Company, without further action by Purchaser.

         4. ADJUSTMENTS TO STOCK. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company's outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Shares shall be immediately subject to the Repurchase Option and be included in the word "Shares" for all purposes of the Repurchase Option with the same force and effect as the Shares presently subject to the Repurchase Option, but only to the extent the Shares are, at the time, covered by such Repurchase Option. While the aggregate price for


                                       2.

the Shares shall remain the same after each such event, the Purchase Price per each Share upon exercise of the Repurchase Option shall be appropriately adjusted.

         5. CORPORATE TRANSACTION. In the event:

            (a) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting equities of the Company immediately prior to such transactions;

            (b) The Company sells all or substantially all of its assets or any other corporation or other legal person and thereafter, less than 50% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

            (c) There is a report filed after the date of this Agreement on
Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 50% or more of the combined voting power of the then-outstanding voting securities of the Company;

            (d) The Company shall file a report with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-X thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

            (e) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period, then the Repurchase Option may be assigned by the Company to any successor of the Company; provided, however, if the Company (or its assignee) shall terminate the Purchaser's employment pursuant to the Employment Agreement or otherwise (including a Constructive Termination, as defined in the Employment Agreement) within eighteen (18) months of an event described in this Section 5, all Shares shall be released from the Repurchase Option. In such case, the references to the Company shall be deemed to refer to such successor.

         6. TERMINATION OF REPURCHASE OPTION. Sections 2, 3, 4 and 5 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever first occurs.

                                       3.

         7. ESCROW OF UNVESTED STOCK. As security for Purchaser's faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary's designee ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Shares subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit C attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

         8. RIGHTS OF PURCHASER. Subject to the provisions of Sections 7, 9, 12 and 14 herein, Purchaser shall exercise all rights and privileges of a shareholder of the Company with respect to the Shares.

         9. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares while the Shares are subject to the Repurchase Option. After any Shares have been released from the Repurchase Option, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions herein and applicable securities laws. Furthermore, the Shares shall be subject to the right of first refusal in favor of the Company or its assignees contained in the Company's Bylaws.

         10. RESTRICTIVE LEGENDS. All certificates representing the Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

            (a) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.

            (b) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            (c) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.

                                       4.

            (d) Any legend required by appropriate blue sky officials.

         11. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

            (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

            (b) Purchaser understands that the Shares have has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

            (c) Purchaser further acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.

            (d) Purchaser is familiar with the provisions of Rules 144 and 701, under the Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Section 12 below.

         In the event that the sale of the Shares does not qualify under Rule 701 at the time of purchase, then the Shares may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

            (e) Purchaser further understands that at the time Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Shares under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

                                       5.

            (f) Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of himself or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

         12. MARKET STAND-OFF AGREEMENT. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by Purchaser, including the Shares (the "Restricted Securities"), for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the first registration statement of the Company filed under the Act so long as all officers and directors of the Company also agree to such restrictions. Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser's Restricted Securities until the end of such period.

         13. SECTION 83(b) ELECTION. Purchaser understands that Section 83(a) of the Code, taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 2a above. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such 83(b) Election is required to be filed with Purchaser's federal income tax return for the calendar year 1998. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Shares.

         14. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or
(b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

                                       6.

         15. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason at any time, with or without cause and with or without notice.

         16. MISCELLANEOUS.

            (a) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

            (b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's successors, and assigns. The Repurchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

            (c) ATTORNEYS' FEES; SPECIFIC PERFORMANCE. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment of the Purchase Price, pursuant to the terms of this Agreement, shall be entitled to receive the Shares, in specie, in order to have such Shares available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Shares and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Shares.

            (d) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

            (e) FURTHER EXECUTION. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

            (f) INDEPENDENT COUNSEL. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward LLP, counsel to the Company and that Cooley Godward LLP does not represent, and is not acting on behalf of, Purchaser.


                                       7.

Purchaser has been provided with an opportunity to consult with Purchaser's own counsel with respect to this Agreement.

            (g) ENTIRE AGREEMENT; AMENDMENT. This Agreement (and any written employment agreement between the Company and the Purchaser) constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

            (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    RAJYABIOTICS


                                    By: /s/ JUDITH W. ZYSKIND
                                        ---------------------------------------
                                        Judith W. Zyskind, Ph.D.
                                        President

                                    Biology Department
                                    San Diego State University
                                    5500 Campanile Drive
                                    San Diego, California  92182-4614


                                    PURCHASER:


                                    /s/ HARRY F. HIXSON
                                    -------------------------------------------
                                    Dr. Harry F. Hixson

                                    8518 Ruette Monte Carlo
                                    La Jolla, California  92037


                                       8.

                                                    VESTING COMMENCEMENT DATE:

                                                    FEBRUARY 15, 1998

ATTACHMENTS:
Exhibit A         --       Summary of Terms
Exhibit B         --       Stock Assignment Separate from Certificate
Exhibit C         --       Joint Escrow Instructions


                                       9.

                                    EXHIBIT A


                                SUMMARY OF TERMS

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



         FOR VALUE RECEIVED and in connection with that certain Restricted Stock Purchase Agreement (the "Agreement") dated as of this _____ day of _________, _______, Dr. Harry Hixon hereby assigns and transfers herewith unto RAJYABIOTICS, a California corporation (the "Company"), _____________________________ (_______________) shares of Common Stock of the
Company, standing in the undersigned's name on the books of the Company represented by Certificate No. _____, and does hereby irrevocably constitute and appoint Cooley Godward LLP as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the pledge of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Repurchase Option, as such term is defined in the Agreement.


Dated:  April 3, 1998

                                         Signature:  /s/ HARRY HIXSON
                                                     --------------------------
                                                         DR. HARRY HIXSON

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS




Cooley Godward LLP
4365 Executive Drive, Suite 1100
San Diego, California  92121

Dear Ladies and Gentlemen:

         As Escrow Agent for both RAJYABIOTICS, a California corporation ("Company"), and DR. HARRY HIXSON ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement dated April 3, 1998 between the Company and Purchaser (the "Agreement"), to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

         1. In the event the Company or an assignee shall elect to exercise the Repurchase Option set forth in Section 2(a) of the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you. If Purchaser so requests, you may from time to time deliver to Purchaser a certificate or certificates representing those shares no longer subject to the Repurchase Option.

         4. This escrow shall terminate upon expiration or exercise in full or expiration of the Repurchase Option, whichever occurs first.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; PROVIDED, HOWEVER, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be counsel to the Company or if you shall resign as Escrow Agent by written notice to each party. In the event of any such termination, the Company shall appoint any officer or assistant officer of the Company as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

         12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                                       2.

         13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or four (4) days after deposit in any United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto:

         COMPANY:                   RAJYABIOTICS
                                    Biology Department
                                    San Diego State University
                                    5500 Campanile Drive
                                    San Diego, California  92182-4614
                                    ATTN: Judith Zyskind, Ph.D.

         PURCHASER:                 DR. HARRY HIXSON
                                    8518 Ruette Monte Carlo
                                    La Jolla, CA  92037

         ESCROW AGENT:              COOLEY GODWARD LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, California  92121
                                    Attn:  M. Wainwright Fishburn

         15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         16. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

                                       3.

         18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

                                  Very truly yours,

                                  RAJYABIOTICS


                                  By:  /s/ JUDITH W. ZYSKIND
                                       ----------------------------------------
                                       Judith W. Zyskind, Ph.D.
                                       President


                                  PURCHASER


                                  /s/ HARRY F. HIXSON
                                  ---------------------------------------------
                                      Dr. Harry Hixson

ESCROW AGENT:

COOLEY GODWARD LLP


By: /s/ M. WAINWRIGHT FISHBURN
    -----------------------------
    M. Wainwright Fishburn


                                       4.

                                    EXHIBIT C

                          RELEASE AND WAIVER OF CLAIMS

         In exchange for payment to me of amounts pursuant to Section 6.3 or
Section 7.2 (and for the other benefits provided therein) of my Amended and Restated Employment Agreement (the "Agreement"), to which this form is attached, I hereby furnish Rajyabiotics (the "Company") with the following release and waiver.

         I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation (other than the obligations under Section 6.3 of the Agreement).

         I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

         I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date: __________________            ___________________________________

                                    EXHIBIT D

           EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                  RAJYABIOTICS

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


         In consideration of my employment or continued employment by RAJYABIOTICS (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NONDISCLOSURE

         1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To


                                       1.

preclude any possible uncertainty, I have set forth on EXHIBIT B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in EXHIBIT B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on EXHIBIT B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

         2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on EXHIBIT A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation


                                       2.

to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

         10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County,


                                       3.

California for any lawsuit filed there against me by Company arising from or related to this Agreement.

         10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         10.7 ADVICE OF COUNSEL. I acknowledge that, in executing this Agreement, I have had the opportunity to seek the advice of independent legal counsel, and I have read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof

         10.8 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely: February 15, 1998.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated:  4/3/98


/s/ HARRY HIXSON
---------------------------------------
(SIGNATURE)

DR. HARRY HIXSON


ACCEPTED AND AGREED TO:

RAJYABIOTICS


By: /s/ JUDITH W. ZYSKIND
---------------------------------------
Judith Zyskind, Ph.D.
President


---------------------------------------
(Address)


---------------------------------------

Dated: April 3, 1998


                                       4.

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION


         THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

         2. Result from any work performed by you for the Company.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.

                                       By: /s/ HARRY HIXSON
                                           ------------------------------------
                                           DR. HARRY HIXSON

                                       Date:  APRIL 3, 1998
                                           ------------------------------------
WITNESSED BY:


/s/ JUDITH W. ZYSKIND
---------------------------------------
JUDITH W. ZYSKIND

                                    EXHIBIT B

TO:            RAJYABIOTICS

FROM:          DR. HARRY HIXSON

DATE:          APRIL 3, 1998

SUBJECT:       PREVIOUS INVENTIONS


1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by RajyaBiotics (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the
Company:

        |X|    No inventions or improvements.

        | |    See below:


               ----------------------------------------------------------------

               ----------------------------------------------------------------

               ----------------------------------------------------------------

| |     Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):


        INVENTION OR IMPROVEMENT        PARTY(IES)            RELATIONSHIP
1.      ___________________________     _________________     _________________________________

2.      ___________________________     _________________     _________________________________

3.      ___________________________     _________________     _________________________________

| |     Additional sheets attached.